EXHIBIT 10.1
USPI GROUP HOLDINGS, INC.
2007 EQUITY INCENTIVE PLAN
1. DEFINED TERMS
     Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2. PURPOSE
     The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Awards.
3. ADMINISTRATION
     The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.
4. LIMITS ON AWARDS UNDER THE PLAN
     (a) Number of Shares. A maximum of 20,145,458 shares of Stock may be delivered in satisfaction of Awards under the Plan. Up to the maximum number of shares specified in the immediately preceding sentence may be delivered upon the exercise of ISOs. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the first two sentences of this Section 4(a), be determined net of shares of Stock (a) withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award, or (b) made subject to an Award that is exercised or satisfied. To the extent consistent with the requirements of Section 422, Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.
     (b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

5. ELIGIBILITY AND PARTICIPATION
     The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.
6. RULES APPLICABLE TO AWARDS
     (a) All Awards
          (1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
          (2) Term of Plan. No Awards may be made after April 18, 2017, but previously granted Awards may continue beyond that date in accordance with their terms.
          (3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Stock Options) may be exercised only by the Participant. Awards permitted by the Administrator to be transferred may be transferred only to a Permitted Transferee.
          (4) Vesting, etc. The Administrator may determine the time or times at which an Award will vest or (in the case of a Stock Option or SAR) become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Stock Option or SAR that is then held by the Participant or by the Participant’s Permitted Transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s Permitted Transferees, if any, to the extent not already vested will be forfeited, except that:
     (A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s Permitted Transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR, as the case may be, could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;
     (B) all Stock Options and SARs held by a Participant or the Participant’s Permitted Transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR, as the case may be, could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and
     (C) all Stock Options and SARs held by a Participant or the Participant’s Permitted Transferees, if any, immediately prior to the cessation of the Participant’s Employment for Cause will immediately terminate upon such cessation.
          (5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary and may require that the exercise or vesting of an Award, or the delivery or Stock, cash or other property under an Award, be conditioned on the payment by the Participant or another person of all required withholding taxes. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).
          (6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.
          (7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.
          (8) Irrevocable Proxies. Except as the Administrator otherwise expressly provides, each recipient of an Award under the Plan shall execute and deliver to WCAS X (as defined below) an irrevocable proxy in the form attached as Exhibit B hereto, or such other form as is acceptable to WCAS X, granting to WCAS X the right to vote all voting securities of the Company that are granted pursuant to such Award including, without limitation, any Stock or other voting securities issued or issuable in respect of such Award.
          (9) Section 409A. Awards under the Plan are intended either to qualify for an exemption from Section 409A or to comply with the requirements thereof, and shall be construed accordingly.

     (b) Stock Options and SARs
          (1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, a Stock Option or SAR will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.
          (2) Exercise Price. The exercise price of each Stock Option and the share value above which appreciation is to be measured in the case of an SAR shall be 100% of the fair market value of the Stock subject to the Stock Option or SAR, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.
          (3) Payment Of Exercise Price. The Administrator may determine the required or permitted forms of payment under a Stock Option, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
     (c) Awards Other Than Stock Options and SARs
     Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards, may be made in exchange for such lawful consideration, including services, as the Administrator determines.
7. EFFECT OF CERTAIN TRANSACTIONS
     (a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:
          (1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
          (2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or portions thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise price (or, in the case of an SAR, the aggregate base price above which appreciation is measured), if any, under the Award or such portion, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.
          (3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Stock Option and SAR will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
          (4) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below) and outstanding shares of Unrestricted Stock, will terminate upon consummation of the Covered Transaction.
          (5) Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
     (b) Changes in and Distributions With Respect to Stock
          (1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
          (2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the

Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, where applicable.
          (3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8. LEGAL CONDITIONS ON DELIVERY OF STOCK
     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.
9. AMENDMENT AND TERMINATION
     The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code), as determined by the Administrator.
     The Administrator may, subject to the provisions of the Plan, create supplements or sub-plans to the Plan that may incorporate such terms as it considers necessary or desirable to operate the Plan in California or in any non-United States jurisdiction in which Participants are situated and may implement such supplements or sub-plans in the form of schedules to the Plan applicable to the specified jurisdiction, provided that any Stock issued pursuant to such supplements or sub-plans shall be counted against the limits set forth in Section 4 of the Plan.

10. GOVERNING LAW
     The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.
11. OTHER COMPENSATION ARRANGEMENTS
     The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.
12. MISCELLANEOUS
     (a) Arbitration. By accepting an Award under the Plan, each Participant agrees that any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, the Participant’s Employment, the Plan or an Award shall be finally settled under the Rules of the AAA, unless otherwise agreed, by an arbitral tribunal composed of a single arbitrator, who shall be an attorney experienced in such matters, appointed by agreement of the Company and the Participant in accordance with said Rules or failing such agreement by the AAA in accordance with such Rules. The arbitrator shall be a neutral arbitrator and subject to Rule 19 of the Rules. The arbitrator shall deliver a written and reasoned award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith, and there shall be no right of appeal to any court on the merits of the dispute. Any arbitration proceeding shall be held in Dallas, Texas. The provisions of this Section 12 may be enforced in any court having jurisdiction over the Company or the Participant or any of their respective assets, and judgment on the award (including without limitation equitable remedies) granted in any such arbitration may be entered in any such court. Nothing contained in this Section 12 shall prevent the Company from seeking injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.
     (b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 12(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A
Definition of Terms
     The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below in this Exhibit A.
     “AAA”: The American Arbitration Association.
     “Administrator”: The Board, except that the Board may delegate its authority under the Plan to a committee of the Board, in which case references herein to the Board shall refer to such committee. The Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Board (or a properly delegated member or members of the Board) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.
     “Affiliate": Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as part of a single employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply.
     “Assumption Agreement”: An agreement in form reasonably satisfactory to the Administrator and to WCAS whereby a transferee of an Award or shares acquired under an Award agrees to be bound with respect to such Award or shares by the provisions of the Plan to the same extent as the Participant to whom such Award was granted. An Assumption Agreement shall not be effective unless and until the Administrator has either (i) been furnished with an opinion in form and substance reasonably satisfactory to the Administrator of counsel reasonably satisfactory to the Administrator that the transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and complies with or is exempt from all other applicable securities laws, or (ii) with WCAS’s consent, expressly waived its rights under clause (i).

     “Award”: Any or a combination of the following:
     (i) SARs.
     (ii) Stock Options.
     (iii) Restricted Stock.
     (iv) Unrestricted Stock.
     (v) Stock Units, including Restricted Stock Units.
     (vi) Performance Awards.
     (vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.
     “Board”: The Board of Directors of the Company.
     “Cause”: A Participant’s Employment is terminated as a result of a breach of his or her written employment agreement, or for “cause” as specified in a written employment agreement, if the Participant is party to a written employment agreement with the Company or any Subsidiary, or, with respect to a Participant that is not a party to a written employment agreement with the Company or any Subsidiary, if the Committee determines that such Participant is being terminated as a result of malfeasance, misconduct, dishonesty, disloyalty, disobedience or action that might reasonably be expected to injure the Company or its Subsidiaries, or the business interests or reputation of the Company or its Subsidiaries, including without limitation, (i) the Participant’s indictment for a felony or other crime involving moral turpitude; (ii) the Participant’s fraud, theft or embezzlement committed with respect to the Company or its Subsidiaries, or (iii) the Participant’s willful and continued failure to perform his material duties to the Company and its Subsidiaries.
     “Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Administrator) with respect to such provision.
     “Company”: USPI Group Holdings, Inc.
     “Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered

Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
     “Employee”: Any person who is employed by the Company or an Affiliate.
     “Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.
     “ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.
     “Participant”: A person who is granted an Award under the Plan.
     “Performance Award": An Award subject to specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of the Award.
     “Permitted Transferee”: In the case of any Participant, the Participant’s spouse, parents, lineal descendants and other family members (as determined by the Administrator) or trusts for the benefit of, or corporations, limited liability companies or partnerships, the stockholders, members or general and/or limited partners of which include only such Participant and/or such Participant’s spouse, parents, lineal descendants or other family members (as determined by the Administrator). A transferee shall not be treated as a Permitted Transferee unless and until the transferee is or becomes party to an effective Assumption Agreement.
     “Plan”: The USPI Group Holdings, Inc. 2007 Equity Incentive Plan as from time to time amended and in effect.
     “Restricted Stock”: Stock subject to forfeiture restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
     “Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
     “Rules”: The Commercial Arbitration Rules of the AAA.

     “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or shares of Stock of equivalent value, as specified in the Award except as otherwise determined by the Administrator) equal to the excess of the fair market value of the shares of Stock subject to the right over an amount that is not less than the fair market value of such shares at the date of grant.
     “Section 409A”: Section 409A of the Code.
     “Section 422”: Section 422 of the Code.
     “Stock”: Common Stock of the Company, par value $0.01 per share.
     “Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
     “Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
     “Subsidiary”: Any corporation or other entity in which the Company owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
     “Unrestricted Stock”: Stock not subject to any forfeiture restrictions under the terms of the Award.
     “WCAS”: Welsh, Carson, Anderson & Stowe X, L.P., a Delaware limited partnership.